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                                                                  EXHIBIT 10.7


ADM COCOA                               ADM COCOA-AMBROSIA
                                        CHOCOLATE
A division of ADM Company               RCI DIVISION
Contract #: 102271  Date: 06/24/97      12500 WEST CARMEN AVENUE
Customer Reference #: 24368             MILWAUKEE, WI 53225-6199
                                        PHONE:    800 637-2536
                                        FAX:      508 261-8939
                         90697                                         Page:   1
     ADM Cocoa agrees to sell and
          ARCHIBALD CANDIES
          1137 W. JACKSON BLVD.
          CHICAGO, IL 60607

     agrees to purchase, subject to conditions on the reverse side of this purchase agreement, the following merchandise to be shipped between the dates of 01/01/98 and 06/30/98 according to the terms and conditions hereinafter specified. Time is of the essence with respect to buyer's obligation to request delivery by the later date. Buyer's failure to have requested in writing by such date the delivery of all merchandise covered by this agreement shall constitute a breach of this agreement entitling seller to damages as provided by law.

          456,000.000 LBS of product as follows:

     Product Number/                              Unit
     Product Name                  # of Units     Size           Price
     --------------                ----------     ----           -----
     84470
     CF-530 PLYMOUTH WHITE          456,000        LBS        $0.8350/LBS

FOB Terms:          FOR SHIPPING POINT
Payment Terms:      NET 60 DAYS



ACCEPTED FOR:
CHOCOLATE AMERICAS DIVISION OF
ADM COCOA, DIVISION OF ADM CO.:         BUYER:
________________________________        ________________________________________

DATE: __________________________        DATE: __________________________________

Buyer shall sign and return one copy to seller at once. Seller will then sign and return a fully executed copy to buyer.